Exhibit 99.1

Blucora Expects Tax Software Segment to Exceed Second Quarter and Full-Year 2021 Expectations

Increases its Second Quarter and Full-Year Outlook

DALLAS, TX — June 15, 2021 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled, tax focused financial solutions, today announced that the Company expects its tax software segment to exceed the high end of its previously announced outlook for the second quarter and full-year 2021, which was provided on its first quarter earnings release and conference call on May 5, 2021. The Company, at this time, increases its second quarter and full-year outlook.

Tax Season Update

Chris Walters, Blucora’s President and Chief Executive Officer commented, “The last two weeks of the tax season, which are always pivotal for our tax software segment, came in much stronger than we anticipated. This led the Company to increase its second quarter 2021 and full year outlook.” Walters continued, “We are extremely pleased with the Company’s ability to deliver strong performance while managing through the complexity associated with another extended tax season.”

Updated Second Quarter and Full Year 2021 Outlook

($ in millions except per share amounts)	2Q 2021	Full Year 2021
Wealth Management Revenue	$158.5 - $161.5	$631.5 - $649.5
Tax Software Revenue	$91.5 - $93.0	$223.5 - $226.5
Total Revenue	$250.0 - $254.5	$855.0 - $876.0
Wealth Management Segment Operating Income	$18.0 - $19.5	$79.0 - $83.5
Tax Software Segment Operating Income	$61.5 - $63.0	$80.0 - $82.0
Unallocated Corporate-Level General and Administrative Expenses	$7.5 - $7.0	$28.5 - $27.5
GAAP:
Net Income (loss)	$28.5 - $33.5	($7.6) - $3.9
Net Income (loss) per diluted share	$0.57 - $0.67	($0.15) - $0.08
Non-GAAP:
Adjusted EBITDA (1)	$72.0 - $75.5	$130.5 - $138.0
Non-GAAP Net Income (1)	$56.0 - $60.5	$75.5 - $85.0
Non-GAAP Net Income per share (1)	$1.12 - $1.21	$1.50 - $1.70

(1)	See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Investor Day Presentation

Today, June 15, 2021, the Company will host its 2021 Virtual Investor Day beginning at 9:00 am CT. The Investor Day will be streamed live via the Company’s events page on its investor relations website, located at https://www.blucora.com/investors. During the event, Chris Walters, Blucora’s President and Chief Executive Officer, Curtis Campbell, President of TaxAct and Software, Todd Mackay, President of Wealth Management, and Marc Mehlman, Chief Financial Officer will discuss the Company’s outlook and provide a general business update.

About Blucora®

Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, a provider of data and technology-driven solutions that empowers people to improve their financial wellness. Blucora operates in two segments including (i) wealth management, through its Avantax Wealth Management and Avantax Planning Partners brands, with a collective $85 billion in total client assets as of March 31, 2021 and (ii) tax software, through its TaxAct business, a market leader in tax software with approximately 3 million consumer and 23,000 professional users in 2020. With integrated tax-focused software and wealth management, Blucora is uniquely positioned to assist our customers in achieving better long-term outcomes via holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Source: Blucora

Blucora Investor Relations

Dee Littrell (972) 870-6463

IR@Blucora.com

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “future,” “will,” “projects,” “predicts,” “potential,” “continues,” “target,” “outlook” and similar expressions and variations. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: the impact of the coronavirus pandemic on our results of operations and our business, including the impact of the resulting economic and market disruption, the extension of tax filing deadlines and other related relief; our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain financial professionals, qualified employees, clients, and customers, as well as our ability to provide strong customer/client service; our ability to close, finance, and realize all of the anticipated benefits of acquisitions, as well as our ability to integrate the operations of recently acquired businesses, and the potential impact of such acquisitions on our existing indebtedness and leverage; our future capital requirements and the availability of financing, if necessary; our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants; downgrade of the Company’s credit ratings; our ability to generate strong performance for our clients and the impact of the financial markets on our clients’ portfolios; the impact of new or changing legislation and regulations (or interpretations thereof) on our business, including our ability to successfully address and comply with such legislation and regulations (or interpretations thereof) and increased costs, reductions of revenue, and potential fines, penalties or disgorgement to which we may be subject as a result thereof; risks, burdens, and costs, including fines, penalties or disgorgement, associated with our business being subjected to regulatory inquiries, investigations or initiatives; risks associated with legal proceedings, including litigation and regulatory proceedings; our ability to manage leadership and employee transitions, including costs and time burdens on management and our board of directors related thereto; political and economic conditions and events that directly or indirectly impact the wealth management and tax software industries; our ability to respond to rapid technological changes, including our ability to successfully release new products and services or improve upon existing products and services; the compromising of confidentiality, availability or integrity of information, including cyberattacks; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; risks related to goodwill and other intangible asset impairment; our ability to develop, establish, and maintain strong brands; risks associated with the use and implementation of information technology and the effect of security breaches, computer viruses, and computer hacking attacks; our ability to comply with laws and regulations regarding privacy and protection of user data; our ability to maintain our relationships with third-party partners, providers, suppliers, vendors, distributors, contractors, financial institutions, industry associations, and licensing partners, and our expectations regarding and reliance on the products, tools, platforms, systems, and services provided by these third parties; our beliefs and expectations regarding the seasonality of our business; our assessments and estimates that determine our effective tax rate; and our ability to protect our intellectual property and the impact of any claim that we have infringed on the intellectual property rights of others. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Adjusted EBITDA Reconciliation for Forward-Looking Guidance (1)

(Amounts in thousands)

	Ranges for the three months ending June 30, 2021		Ranges for the year ending December 31, 2021
	Low	High	Low	High
Net income (loss) (2)	$28,500	$33,500	$(7,600)	$3,900
Stock-based compensation	5,500	5,400	21,500	21,200
Depreciation and amortization of acquired intangible assets	11,100	10,800	45,000	44,500
Other loss, net	8,800	8,500	33,500	32,400
Acquisition, integration, and contested proxy and other legal and consulting costs (3)	14,900	14,300	34,800	33,000
Income tax expense	3,200	3,000	3,300	3,000

Adjusted EBITDA	$72,000	$75,500	$130,500	$138,000

Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation

for Forward-Looking Guidance (1)

(Amounts in thousands, except per share amounts)

	Ranges for the three months ending June 30, 2021		Ranges for the year ending December 31, 2021
	Low	High	Low	High
Net income (loss) (2)	$28,500	$33,500	$(7,600)	$3,900
Stock-based compensation	5,500	5,400	21,500	21,200
Amortization of acquired intangible assets	7,200	7,100	28,600	28,300
Acquisition, integration, and contested proxy and other legal and consulting costs (3)	14,900	14,300	34,800	33,000
Cash tax impact of adjustments to net income (loss)	(500)	(400)	(2,000)	(1,700)
Non-cash income tax expense	400	600	200	300

Non-GAAP net income	$56,000	$60,500	$75,500	$85,000

Per diluted share:
Net income (loss) (2)	$0.57	$0.67	$(0.15)	$0.08
Stock-based compensation	0.11	0.11	0.43	0.42
Amortization of acquired intangible assets	0.14	0.14	0.57	0.56
Acquisition, integration, and contested proxy and other legal and consulting costs (3)	0.30	0.29	0.69	0.66
Cash tax impact of adjustments to net income (loss)	(0.01)	(0.01)	(0.04)	(0.03)
Non-cash income tax expense	0.01	0.01	—	0.01

Non-GAAP net income per share	$1.12	$1.21	$1.50	$1.70

Weighted average shares outstanding used in computing per diluted share amounts	50,100	50,000	50,300	50,100

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

(1)

We define Adjusted EBITDA as net income (loss), determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets, other loss, net, acquisition and integration costs, contested proxy and other legal and consulting costs, and income tax expense. Other loss, net primarily constitutes our interest expense, net of interest income. Acquisition and integration costs primarily relate to the acquisition of HKFS and the acquisition of 1st Global.

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP net income as net income (loss), determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, acquisition and integration costs, contested proxy and other legal and consulting costs, the related cash tax impact of those adjustments, and non-cash income tax (benefit) expense. We exclude the non-cash portion of income tax expense because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will either be utilized or expire between 2021 and 2024.

We believe that non-GAAP net income and non-GAAP net income per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income and non-GAAP net income per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income and non-GAAP net income per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and net income (loss) per share. Other companies may calculate non-GAAP net income and non-GAAP net income per share differently, and, therefore, our non-GAAP net income and non-GAAP net income per share may not be comparable to similarly titled measures of other companies.

(2)	As presented in the condensed consolidated statements of operations (unaudited).

(3)	The breakout of components cannot be determined on a forward-looking basis without unreasonable efforts.

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